Exhibit 10.26

AMENDMENT NO. 2 TO THE HEXCEL CORPORATION

NONQUALIFIED DEFERRED COMPENSATION PLAN,

AS AMENDED AND RESTATED AS OF DECEMBER 31, 2008

The Hexcel Corporation Nonqualified Deferred Compensation Plan, as amended and restated as of December 1, 2008, and as further amended by Amendment No. 1 thereto, effective May 6, 2020, is further amended, effective January 1, 2021, by striking the matter following the phrase “provided, however,” in the penultimate sentence of Section 2.5(b), and adding in its place the following:

that anything to the contrary in this Plan notwithstanding, effective for Compensation paid on or after June 5, 2020, and before January 1, 2021, this Section 2.5(b) shall be applied by substituting the figure “0%” for the figure “3%” where the latter figure appears in this Section 2.5(b).  The immediately foregoing proviso will not affect Nonqualified Matching Contributions credited to the Company Accounts of Participants before June 5, 2020, but will be applicable for Compensation paid on or after June 5, 2020 through and including December 31, 2020.